EMPLOYMENT AGREEMENT

DATE:             September 12, 2000
----


PARTIES:          CAPITAL CORP. OF THE WEST, A California Bank Holding Company,
-------           hereinafter referred to as "Employer"; and


                  THOMAS T. HAWKER, herein after referred to as "Employee".


RECITALS:
---------
        1. Employee is currently employed as the Chief Executive Officer of Employer under a written Employment Agreement dated March 11, 1997, which will expire at the close of business of December 31, 2000.

        2. The Parties desire to enter into a new Employment Agreement for an additional one (1) year term on basically the same terms and conditions as the March 11, 1997 Employment Agreement.

AGREEMENT:
----------
     Employer hereby agrees to extend the employment of Employee, and Employee hereby accepts said extension of employment with Employer, upon the terms and conditions hereinafter set forth.


         1.       DUTIES.
                  ------


         Employee is hereby employed as the President and Chief Executive

Officer of Employer. Employee shall perform the customary duties of a Chief

Executive Officer of a California bank holding company, including but not limited to, the supervision of Employer's business and all subsidiary corporations and businesses owned or related to Employer and such kindred duties as may from time to time be reasonably requested of Employee by the Board of

Directors of

Employer.  As used herein the term "business of Employers" shall include the business of any of Employer's subsidiaries and related entities.


         2.       APPOINTMENT TO BOARD OF DIRECTOR.
                  --------------------------------


         Employer hereby agrees that Employee shall remain a member of the Board of Directors of Employer for so long as Employee is elected to a position on the board by the shareholders of Employer, or until this Agreement has been terminated. During the period of Employee's election to the Board of Directors,

Employee shall serve as a member of any or all committees to which he is appointed, except the audit committee. Employee also hereby agrees to accept appointment to other boards of directors and committees f subsidiary and related organizations of Employer. Employee shall fulfill all of Employee's duties a s a board and committee member without additional compensation. Upon the termination of this Agreement by either Employee of Employer, Employee agrees to immediately resign from the Board of Directors, form all committees and from all corporate offices of Employer and from all of Employer's subsidiaries and related companies; further, all fringe benefits, such as insurance, shall be terminated on the last day of service of Employee, unless otherwise mandated by the terms of this Agreement, Employer's personnel policy, or any other benefit policies in effect at the time of such termination.


         3.       TERM.
                  ----


         Provided Employee is still employed by Employer through December

31, 2000, this Agreement shall be effective for a period of twelve (12) months thereafter, and employment under this agreement shall commence on

January 1, 2001 and unless sooner terminated as provided herein, shall end on December 31, 2001 ("Term").


         4.       EXTENT OF SERVICES.
                  ------------------


         Employee shall donate his full time, attention and energies to the business of Employer, and shall not during the Term of this Agreement by engaged in any other business activities, except personal investments, without the prior written consent of Employer.


         5.       REGULAR COMPENSATION.
                  --------------------


         In consideration for the services which Employee is to render under this Agreement, Employer shall pay to Employee a base salary ("Base Salary") of

Two Hundred Thousand Dollars ($200,000.00). the Base Salary shall be payable to

Employee in equal semi-monthly instalments on the fifteenth and last working day of each month during the period of employment.


         6.       DISCRETIONARY INCENTIVE COMPENSATION.
                  ------------------------------------


         Employee shall be entitled to participate in any incentive programs which may be adopted from time to time by Employer for Employee. Amounts awarded to Employee under any said incentive program shall be determined at the sole discretion of Employer, including the vesting of any incentive awards.


         7.       BUSINESS EXPENSES.
                  -----------------


         Employee shall be reimbursed for all ordinary and necessary, documented expenses reasonably incurred by Employee in connection with his employment associated with managing
the business of Employer and other expenses which may be authorized from time to time by the Board of Directors of Employer, including expenses for club membership, entertainment, travel and similar items. Travel and other expenses for attendance at conventions and banking education programs that are approved by the Board of Directors shall also be reimbursed. Employer will pay for or will reimburse Employee for such expenses upon presentation by Employee from time to time of receipts evidencing such expenditures.


         3.       AUTOMOBILE.
                  ----------


         Employer shall provide an automobile for the use of Employee. Employer shall pay all fuel, operation, maintenance and insurance costs associated with such automobile. Employee shall be entitled to limited use of the automobile for personal use, but shall primarily use it for business purposes associated with his employment.


         4.       VACATION.
                  --------


         During the term of employment Employee shall be entitled to vacation leave at full salary at the discretion of Employee as time allows, so long as it is reasonable and does not jeopardize his responsibilities, of sixteen (16) days plus an additional four (4) bonus days if he receives a "satisfactory" or higher rating on his Annual Employee Performance Evaluation; provided that Employee shall take as a portion of his vacation leave at least ten (10) consecutive business days.


         5.       DISABILITY.
                  ----------


         If Employee becomes permanently disabled during the Term because of sickness, physical or mental disability, so that he is unable to perform his full duties hereunder, Employer
agrees to continue the salary (i) ninety (90) days from commencement of the disability, (ii) until Employee is able to return to work, (iii) until payments commence under any disability insurance policy obtained by Employee, or (iv)

when any payments commence to Employee under the separate Salary Continuation

Agreement executed between the parties, whichever is less.


         6.       INSURANCE.
                  ---------


         Employer shall provide to Employee, his wife and qualifying children,

during the Term at Employer's expense the same medical insurance, dental insurance, and disability insurance coverage, if any, which may be offered to

Employer's other full-time employees under any benefit plans as may be in effect from time to time.

         The parties acknowledge that Employee's Base Salary has been set high enough under this contract so that Employee may pay for life insurance. However,

Employee shall have the right to determine whether to maintain life insurance and use part of his Base Salary to cover the premiums thereon, or to use the

Base Salary for other purposed. Employer shall have no duty under this agreement to give Employee any additional compensation to cover life insurance premiums or to maintain any life insurance of Employee's life.


         7.       STOCK OPTIONS AND BONUSES.
                  -------------------------


         As part of the consideration for entering into the prior Employment

Agreement dated March 11, 1997, Employer granted to Employee a stock option to purchase 8,000 shares of Employer's stock at a price equal to the fair market value of such stock. No additional options are granted as part of this Agreement although the final 20% of the 8,000 share option granted earlier shall vest in

Employee on January 1, 2001 provided this Agreement is fully executed and

Employee is still employed on said date.

         Employer may consider granting additional stock options and bonuses from time to time during the term, but shall not be obligated to do so.


         8.       RETIREMENT PLAN.
                  ---------------


         Employer shall be entitled to participate in any retirement plans offered to other employees of Employer such as Employee's participation in

Employer's 104 K plan and participation in Employer's Stock Option Plan (ESOP).

In addition it is acknowledged that Employer and Employee have entered into a separate" Amended and Restated Salary Continuation Agreement" dated October 30,

1996, which provides for gradual vesting of retirement benefits to Employee based on his continued employment with Employer. The Parties to this agreement understand that the participation by employment of Employee under this

Employment Agreement.


         9.       PRINTED MATERIAL.
                  ----------------


         All written, printed, visual or audio materials used by Employee in performing duties for Employer, other than Employee's personal notes and diaries, are and shall remain the property of Employer. Upon termination of employment on any basis, Employee shall return all such materials to Employer.


         10.      DISCLOSURE OF INFORMATION.
                  -------------------------


         In the course of employment, Employee may have access to confidential information and trade secrets relation to Employer's business. Except as required in the course of employment by

Employer, Employee shall not, without Employer's prior written consent, directly of indirectly disclose to anyone any confidential information relating to

Employer of any financial information, trade secrets or "know-how" which is germane to Employer's business and operations. Employee recognizes and acknowledges that any financial information concerning any of Employer's customers, as it may exist from time to time, is strictly confidential and is a valuable, special and unique asset of Employer's business. Employee shall not,

either before or after termination of this Agreement, disclose to anyone said financial information, or any part thereof, for any reason or purposes whatsoever.


         16.      PROHIBITED ACTIVITIES AND INVESTMENTS.
                  -------------------------------------


         During the Term of this Agreement, Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal,

partner, principal stockholder (i.e., ten percent or more) or corporate officer,

directly, or in any other individual or representative capacity, engage or participate in any banking business competitive with that of Employer.


         17.      SURETY BOND.
                  -----------


         Employee agrees to furnish all information and take any other steps necessary to enable Employer to obtain and maintain a fidelity bond conditional on the rendering of a true account by Employee of all moneys, goods, or other property which may come into the custody, charge, or possession of Employee during the Term of Employee's employment. The surety company issuing such bond and the amount of the bond must be acceptable to Employer. All premiums on the bond are to be paid by Employer. If Employee cannot personally qualify for a surety bond at any time during the Term of this Agreement, Employer shall have the option to terminate this

Agreement immediately and said termination shall be deemed to be a termination for cause.


         18.      MORAL CONDUCT.
                  -------------


         Employee agrees to conduct himself at all times with due regard to public conventions and morals and to abide by and reflect in his personal actions all of the "core values" adopted by Employer and its subsidiaries from time to time. Employee further agrees not to do or commit any act that will reasonably tend to degrade him or to bring him into public hatred, contempt or ridicule, or that will reasonable tend to shock or offend any community in which

Employer engages in business, or to prejudice Employer or the banking industry in general.


         19.      TERMINATION OF AGREEMENT.
                  ------------------------


                  (a)      TERMINATION FOR CAUSE.
                           ---------------------


         Employer reserves the right to terminate this Agreement "for cause."

Termination for cause shall include termination because of Employee's (i)

personal dishonesty, (ii) incompetence, (iii) willful misconduct, (iv) breach of fiduciary duty involving personal profit, (v) material breach of any of the terms of this Agreement, (vi) intentional failure to perform assigned duties,

(vii) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or (viii) the willful or permanent breach by Employee of any obligations owed to Employer pursuant to this Agreement. In addition, Employer reserves the right to terminate this Agreement "for cause" in the event that actions are effected by any regulatory agency having jurisdiction to remove or suspend Employee from office, or upon the directive of any such regulatory agency that Employer must remove Employee as its Chief

Executive Officer, regardless of whether such directive is given orally or in writing.

                  (b)      STATUTORY GROUNDS FOR TERMINATION.
                           ---------------------------------


                  Employee's employment under this Agreement shall terminate immediately upon the occurrence of any of the following events, which events are described in sections 2920 and 2921 of the California Labor Code:

                  (1)      The occurrence of circumstances that make it

impossible or impractical for the business of Employer to be continued.

                  (2)      The death of Employee

                  (3)      The loss of Employee of legal capacity. This does

not effect Employee's rights under Section 10 of this Agreement.


                  (4)      The loss by Employer of legal capacity to contract.


                  (5)      Subject to Section 10 of this Agreement, the

continued incapacity on the part of Employee under this Agreement, unless waived by Employer.


                  (c)      TERMINATION FOR BANKRUPTCY.
                           --------------------------


         This Agreement may be terminated immediately by either party at the option of either party and without prejudice to any other remedy to which either party may be entitled at law, in equity or under this Agreement if either party:


                  (1)      Files a petition in bankruptcy court or is

adjudicated a bankrupt;

                  (2)      Institutes or suffers to be instituted against it or

him any procedure in bankruptcy court for reorganization or rearrangement of his financial affairs;

                  (3)      Has a receiver of his assets or property appointed

because of insolvency;

                  (4)      Makes a general assignment for the benefit of

creditors.

                  (d)      AUTOMATIC TERMINATION IN THE EVENT OF ACQUISITION OF
                           -----------------------------------------------------
EMPLOYER.
---------


         This Agreement shall automatically terminate upon the consummation of any event by which substantially all of the stock and/or assets of Employer are acquired by a person, a group of persons, a financial institution or other entity.


         At the closing of such acquisition, Employee shall receive an acquisition payment ("Acquisition Payment") in the amount equal to six (6)

months Base Salary at the then current rate of compensation.


         In the event of any such acquisition of Employer and the consequent automatic termination of the Agreement, no provision contained in this Agreement should be construed to prevent Employee from negotiating a new employment agreement with either Employer or the acquiror of Employer, should the parties desire to do so.


         It is mutually agreed by the parties that the above-referenced

Acquisition Payment shall be received by Employee in lieu of any and all claims and/or damages which may be sustained by Employee due to the acquisition of

Employer and the termination of Employee's employment and will be accepted by

Employee in full satisfaction of all such claims and damages.

         20.      SEVERANCE PAY.
                  -------------


         Upon early termination of this Agreement (i) pursuant to Section 19(d)

of this Agreement, (ii) by Employee for any reason, (iii) by Employer "for cause" (pursuant to Section 19(a) of this Agreement), or (iv) because of the death, incapacity or disability of Employee, Employee shall not receive any

Severance Payment of any sort or any bonus for the calendar year in which termination is effected.

         The parties acknowledge that it would be difficult to determine the damages which Employee would suffer if his employment is terminated by Employer without cause or on statutory grounds. Therefore it is agreed that if this agreement is terminated early by Employer on any basis other than those listed in the first paragraph of this Section 20, then Employee shall be entitled to receive a cash payment ("Severance Payment") in the amount equal to one year's

Base Salary at the then current rate of compensation. It is mutually agreed by the parties that the payment of the cash Severance Payment set forth above shall be received by Employee in lieu of any and all claims and/or damages which may be sustained by Employee by reason of his early termination and will be accepted by Employee in full satisfaction of all such claims and damages and as payment in full for all benefits received from Employee's services. The parties understand and agree under no circumstances would Employee be entitled to receive both the Acquisition Payment and the Severance Payment.


         21.      NOTICES.
                  -------


         Any notice to Employer required or permitted under this Agreement shall be given in
writing to Employer, either by personal service or by certified mail, postage prepaid, addressed to the chairman of the Board of Directors of Employer at its then principal place of Business. Any such notice to Employee shall be given in like manner and, if mailed, shall be addressed to Employee at Employee's home address then shown on Employer's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (a) on the date of service, if personally served on the party to whom notice is to be given, or (b) the fifth business day after mailing, if mailed to the party to whom notice is to be given in the manner provided in this Section.


         22.      NONASSIGNABILITY.
                  ----------------


         Neither this Agreement nor any right or interest hereunder shall be assignable by Employee, his beneficiaries or legal representative without

Employer's prior written consent; provided, however, that nothing in this

Section 22 shall preclude (i) Employee from designation a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors,

administrators, or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto.


         23.      NO ATTACHMENT.
                  -------------


         Except as required by law, no right to receive payments under this

Agreement shall be subject to anticipation, commutation, alienation, sale,

assignment, encumbrance, charge, pledge or hypothecation or to execution,

attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         24.      BINDING EFFECT.
                  --------------


         This Agreement shall be binding upon, and inure to the benefit of,

employee and Employer and their respective permitted successors and assigns.


         25.      MODIFICATION AND WAIVER.
                  -----------------------


                  (a)      AMENDMENT OF AGREEMENT
                           ----------------------

         This Agreement may not be modified or amended except by an istrument in writing signed by the parties hereto.


                  (b)      WAIVER.
                           ------


         No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition for the future or as to any act other than that specifically waived. No delay in exercising any rights shall be construed as a waiver, nor shall a waiver on one occasion operate as a waiver of such right on any future occasion.


         26.      ENTIRE AGREEMENT.
                  ----------------


         This agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of

Employee by Employer. This

Agreement contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this

Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid and binding.


         27.      PARTIAL INVALIDITY.
                  ------------------


         If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.


         28.      GOVERNING LAW.
                  -------------


         This Agreement shall be governed by, and construed in accordance with,

the laws of the State of California.


         29.      INJUNCTIVE RELIEF.
                  -----------------


         Employer and Employee acknowledge and agree that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character which give them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law.

Employer and Employee therefore expressly agree that Employer and Employee, in addition to any other rights or remedies which Employer and employee may possess, shall be entitled to injunctive and other equitable relief to prevent a breach of this

Agreement by Employee and Employer.


         30.      BANK REGULATORY AGENCIES'.
                  -------------------------


         The obligations and rights of the parties hereunder are expressly conditioned upon the approval or non-disapproval of (i) this Agreement and/or

(ii) Employee, in the event such approvals are required, by those regulatory agencies which have jurisdiction over Employer or any of its subsidiaries.


         31.      DUPLICATE ORIGINALS.
                  -------------------


         This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have duly executed this

Agreement on the day and year first above written.



                       EMPLOYER:                  CAPITAL CORP OF THE WEST


                                                  By:
                                                   -----------------------------
                                                        James W. Tolladay
                                                     Chairperson of the Board


                       EMPLOYEE:
                                                   -----------------------------
                                                        Thomas T. Hawker
                                                         President/CEO